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                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
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                               FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                     WORLD MONITOR TRUST -- SERIES C
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             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                        13-3985042
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(State of Incorporation              (I.R.S. EmployerIdentification no.)
   or Organization)

One New York Plaza, 13th Floor New York, New York            10292-2013
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(Address of Principal Executive Offices)                      (Zip Code)

Securities Act registration statement file number to which this form relates:
           333 - 43043   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                  N/A
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                           Title of Each Class

Name of Each Exchange on Which to be so Registered

                                  N/A
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                       Each Class is to be Registered


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/


Securities to be registered pursuant to Section 12(g) of the Act:

          Beneficial Interests in Series C of World Monitor Trust
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                               Title of Class


Item 1.   Description of Registrant's Securities to be Registered.

          The information required by this Item 1 is incorporated by reference to the sections entitled "SUMMARY OF AGREEMENTS -- Trust Agreement" on pages 102-110 and "THE OFFERING" on pages 86-89 of Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-43043), which was declared effective on April 5, 1999.

Item 2.   Exhibits.
          1. Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of the 17th day of March, 1998. (Incorporated by reference to Exhibits 3.1 and 4.1 to Post-Effective Amendment No. 1 to its Registration
          Statement on Form S-1 (File No. 333-43043), which was declared effective on April 5, 1999.

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                              SIGNATURE

Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WORLD MONITOR TRUST -- SERIES C

By:   Prudential Securities Futures Management, Inc., Managing Owner

By:   /s/ Eleanor L. Thomas              Dated as of April 12, 1999
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      Eleanor L. Thomas
      First Vice President